Exhibit 10.10

SQUARESPACE, INC.

SUMMARY OF STOCK GRANT (NON-PLAN, FOR SERVICES)

The Transferee is acquiring shares of the Common Stock of Squarespace, Inc. on the following terms:

Name of Transferee:	Anthony Casalena

Total Number of Transferred Shares:	4,460,858

Date of Transfer:	August 22, 2017

Vesting Schedule:	The Forfeiture Condition shall lapse with respect to all of the Transferred Shares on the earlier to occur of the following on or prior to the Outside Date: (1) a Liquidation Event (other than a liquidation, dissolution or winding up of the Company) and (2) an IPO. The Forfeiture Condition may lapse on an accelerated basis in accordance with Section 2(b) of the Stock Grant Agreement. For the avoidance of doubt, if neither an IPO nor a Liquidation Event has occurred on or prior to the Outside Date, then all of the Restricted Shares shall be forfeited for no consideration.

By signing below, the Transferee and the Company agree that the acquisition of the Transferred Shares is governed by the terms and conditions of the Stock Grant Agreement, which is attached to, and made a part of, this Summary of Stock Grant. The Transferee agrees to accept by email all documents relating to the Company or this grant and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Transferee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Transferee by email of their availability. The Transferee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until the Transferee gives the Company written notice that it should deliver paper documents.

SQUARESPACE, INC.

STOCK GRANT AGREEMENT (NON-PLAN, FOR SERVICES)

SECTION 1. ACQUISITION OF SHARES.

(a)          Transfer. On the terms and conditions set forth in the Summary of Stock Grant and this Agreement, the Company agrees to transfer to the Transferee the number of Shares set forth in the Summary of Stock Grant. The transfer shall occur at the offices of the Company on the date of transfer set forth in the Summary of Stock Grant or at such other place and time as the parties may agree.

(b)         Consideration. The Transferee and the Company agree that the Transferred Shares are being issued to the Transferee as consideration for a portion of the services performed by the Transferee for the Company. The value of such portion is agreed to be not less than 100% of the Fair Market Value of the Transferred Shares.

(c)          Rights as a Stockholder. Subject to the terms and conditions of this Agreement, the Transferee will have all of the rights of a stockholder of the Company with respect to the Transferred Shares from and after the Date of Transfer until such time as the Transferred Shares are forfeited in accordance with Section 2 of this Agreement, the Transferee disposes of the Transferred Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal.

(d)          Stockholders Agreement. Shares acquired under this Agreement are subject to the terms and conditions and limitations of the Stockholders Agreement, to which the Transferee is a party as a “Common Holder.”

(e)	Defined Terms. Capitalized terms are defined in Section 9 of this

Agreement.

SECTION 2. FORFEITURE CONDITION.

(a) Scope of Forfeiture Condition. All Transferred Shares initially shall be Restricted Shares and shall be subject to forfeiture to the Company. The Transferee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except as provided in the following sentence. Subject to the terms and conditions of the Stockholders Agreement, the Transferee may transfer Restricted Shares to one or more members of the Transferee’s Immediate Family or to a trust established by the Transferee for the benefit of the Transferee and/or one or more members of the Transferee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement and the Stockholders Agreement. If the Transferee transfers any Restricted Shares, then this Agreement and the Stockholders Agreement shall apply to the Subsequent Transferee to the same extent as to the Transferee.

(b)          Vesting. The Forfeiture Condition shall lapse and the Restricted Shares shall become vested in accordance with the vesting schedule set forth in the Summary of Stock Grant. Notwithstanding the foregoing, the Forfeiture Condition shall immediately lapse with respect to all then-remaining Restricted Shares under the following circumstances: (1) Transferee’s death or Disability, (2) the Company’s termination of the Transferee’s Service for reasons other than Cause or (3) termination of the Transferee’s Service due to resignation by the Transferee for Good Reason. For purposes of clarity, the Forfeiture Condition shall not lapse under the following circumstances: (i) the Transferee voluntarily terminates Transferee’s Service other than for Good Reason or (ii) the Company terminates Transferee’s Service for Cause. For the avoidance of doubt, if neither an IPO nor a Liquidation Event has occurred on or prior to the Outside Date, then all of the Restricted Shares shall be forfeited for no consideration, provided however, that the holders of a majority of the Preferred Shares (excluding Preferred Shares held by the Transferee) may, in their sole discretion extend (but not shorten) the Outside Date.

(c)           Execution of Forfeiture. In the event that the Transferee’s Service terminates, the certificate(s) representing any remaining Restricted Shares (i.e., any Restricted Shares for which the Forfeiture Condition have not lapsed per paragraph (b) above or the vesting schedule in the Summary of Stock Grant) shall be delivered to the Company for cancellation. The Company shall make no payment for Restricted Shares that are forfeited.

(d)          Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Forfeiture Condition. Proportionate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares.

(e)           Termination of Rights as Stockholder. If Restricted Shares are forfeited in accordance with this Section 2, then the person who is to forfeit such Restricted Shares shall no longer have any rights as a holder of such Restricted Shares. Such Restricted Shares shall be deemed to have been forfeited in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(f)            Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (d) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Transferred Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Transferee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for forfeiture and cancellation in the event that the Forfeiture Condition or Right of First Refusal applies or (ii) released to the Transferee upon the Transferee’s request to the extent the Transferred Shares are no longer Restricted Shares. In any event, all Transferred Shares that have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the termination of the Transferee’s Service or (ii) the lapse of the Right of First Refusal.

SECTION 3. OTHER RESTRICTIONS ON TRANSFER.

(a)          Stockholders Agreement. The Transferred Shares are subject to the transfer restrictions in Section 3 of the Stockholders Agreement in addition to, and not in limitation of, the provisions of this Agreement.

(b)          Transferee Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Transferee hereby represents and warrants to the Company as follows:

(i)            The Transferee has received a copy of this Agreement and the Stockholders Agreement, has read and understands the terms of this Agreement and the Stockholders Agreement, and agrees to be bound by their terms and conditions. The Transferee acknowledges that there may be adverse tax consequences upon acquisition of the Transferred Shares or disposition of the Transferred Shares, and that the Transferee should consult a tax advisor prior to such acquisition or disposition.

(ii)          The Transferee is acquiring the Transferred Shares for the Transferee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act. The Transferee has no present intention of selling or otherwise disposing of all or any portion of the Transferred Shares and no one other than the Transferee has any beneficial ownership of any of the Transferred Shares.

(iii)          The Transferee has received and has had access to such information as he or she considers necessary or appropriate for deciding whether to invest in the Transferred Shares, and the Transferee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Transferred Shares.

(iv)          The Transferee is fully aware of (A) the highly speculative nature of the investment in the Transferred Shares; (B) the financial hazards involved; (C) the lack of liquidity of the Transferred Shares and the restrictions on transferability of the Transferred Shares (e.g., that the Transferee may not be able to sell or dispose of the Transferred Shares or use them as collateral for loans); (D) the qualifications and backgrounds of the management of the Company; and (E) the tax consequences of investment in the Transferred Shares. The Transferee is capable of evaluating the merits and risks of this investment, has the ability to protect his or her own interests in this transaction and is financially capable of bearing a total loss of this investment.

(v)          At no time was the Transferee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, issuance and acquisition of the Transferred Shares.

(vi)         The Transferee understands and acknowledges that the Transferred Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of this Agreement to the contrary, the exercise of any rights to acquire any Transferred Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Transferee agrees to cooperate with the Company to ensure compliance with such laws.

(vii)         The Transferee understands that he or she may not transfer any Transferred Shares unless such Transferred Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Transferee understands that only the Company may file a registration statement with the SEC with respect to the Company’s Common Stock and that the Company is under no obligation to do so with respect to the Transferred Shares. The Transferee has also been advised that exemptions from registration and qualification my not be available or may not permit the Transferee to transfer all or any of the Transferred Shares in the amounts or at the times proposed by the Transferee.

(viii)       The Transferee has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Transferred Shares and, in any event, requires that the Shares be held for a minimum of one (1) year after they have been purchased and paid for (within the meaning of Rule 144). The Transferee understands that Rule 144 may indefinitely restrict transfer of the Transferred Shares so long as the Transferee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

(c)           Securities Law Restrictions. Regardless of whether the offer and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Transferred Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration.

(d)       Market Stand-Off. Transferee has agreed to the Market Stand-Off contained in Section 7.12 of the Stockholders Agreement.

(e)       Rights of the Company. The Company shall not be required to (i) transfer on its books any Transferred Shares that have been sold or transferred in contravention of this Agreement or the Stockholders Agreement or (ii) treat as the owner of Transferred Shares, or otherwise to accord voting, dividend or liquidation rights to, any Subsequent Transferee to whom Transferred Shares have been transferred in contravention of this Agreement.

SECTION 4. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Transferee and the Transferee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 5. NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon the Transferee any right to continue providing services to the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Transferee) or of the Transferee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

SECTION 6. WITHHOLDING; TAX ELECTION.

(a) At the time the Transferred Shares are transferred, or at any time thereafter as requested by the Company, Transferee hereby authorizes withholding from payroll and any other amounts payable to Transferee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the issuance or vesting of the Transferred Shares (including the filing of a Code Section 83(b) election as provided in Section 6(b), below) (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the issuance or vesting of the Transferred Shares (or the filing of a Code Section 83(b) election) by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to Transferee by the Company; (ii) causing or arranging for Transferee to tender a cash payment; or (iii) withholding shares from the shares of Common Stock issued or otherwise issuable to Transferee with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such shares withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) The acquisition of the Transferred Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of transfer set forth in the Summary of Stock Grant. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Transferee should consult with his or her tax advisor to determine the tax consequences of acquiring the Transferred Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Transferee acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Transferee requests the Company or its representatives to make this filing on his or her behalf.

(c) Unless the tax withholding obligations of the Company are satisfied, the Company will have no obligation to issue a certificate for such Transferred Shares or release such Transferred Shares from any escrow provided for in this Agreement.

SECTION 7. LEGENDS.

All certificates evidencing Transferred Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE OFFERED FOR SALE, SOLD, REOFFERED, PLEDGED, HYPOTHECATED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, REOFFERED, PLEDGED, HYPOTHECATED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS AGREEMENT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH AY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

If required by the authorities of any State in connection with the issuance of the Transferred Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

SECTION 8. MISCELLANEOUS PROVISIONS.

(a)          Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(b)        Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) three (3) days after having been sent by registered or certified mail (or applicable international equivalent), return receipt requested, postage prepaid; or (iv) one (1) business day (as such term is applicable in New York, New York) after deposit with an internationally recognized overnight courier, specifying next business day (as such term is applicable in New York, New York) delivery, with written verification of receipt. The occurrence of the events set forth in clauses (i) through (iv) of the preceding sentence shall constitute “Delivery” of notice. Notice shall be addressed to the Company at its principal executive office and to the Transferee at the address that he or she most recently provided to the Company in accordance with this Subsection (b).

(c)        Entire Agreement. The Summary of Stock Grant, this Agreement and the Stockholders Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

SECTION 9. DEFINITIONS.

(a)       “Agreement” shall mean this Stock Grant Agreement.

(b)          “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)           “Cause” shall mean (1) the employee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (2) the employee’s material breach of any agreement between such employee and the Company, including, without limitation, the breach of any applicable non-competition or non-solicitation obligations; (3) the employee’s material failure to comply with the Company’s written policies or rules which failure causes material harm to the Company; (4) the employee’s commission of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud or moral turpitude under the laws of the United States, any State or other jurisdiction; or (5) the employee’s gross negligence or willful misconduct, which causes material harm to the Company. In order for the termination of the Transferee’s Service to constitute a termination for “Cause” pursuant to clause (2) of the preceding sentence, the Company must first provide Transferee with written notice of the acts or omissions constituting the grounds for “Cause” within 90 days of the initial existence of such grounds for “Cause” and allow Transferee 30 days in which to cure such condition, and only if such condition has not been cured after the conclusion of such 30-day period shall Cause be deemed to have occurred.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means a committee of the Board of Directors.

(f)	“Common Stock” means the Common Stock of the Company.

(g)	“Company” shall mean Squarespace, Inc., a Delaware corporation.

(h)          “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(i)            “Disability” means the Transferee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

(j)            “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k)	“Exchange Act” means the Securities Exchange Act of 1934.

(l)            “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all Persons.

(m)	“Forfeiture Condition” shall mean the forfeiture condition described in

Section 2.

(n)          “Good Reason” shall mean that one or more of the following are undertaken by the Company (or successor to the Company, if applicable) without Transferee’s express written consent: (1) a material reduction in Transferee’s base compensation (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (2) a material diminution of Transferee’s title, duties, authority or responsibilities; and (3) a material change in the geographic location at which the Transferee provides services to the Company (excluding regular travel in the ordinary course of business). In order for Transferee’s resignation to constitute a resignation for “Good Reason,” Transferee must first provide the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of such grounds for “Good Reason” and allow the Company 30 days in which to cure such condition, and only if such condition has not been cured after the conclusion of such 30-day period shall Good Reason be deemed to have occurred.

(o)          “Immediate Family” shall mean any child, stepchild, grandchild, parent, step parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and adoptive relationships including any trust in which Immediate Family and the Transferee own more than 50% of the voting power, a trust in which such persons have a beneficial interest greater than 50% or a foundation in which such persons control the management of more than 50% of the assets of the foundation.

(p)          “IPO” means the first sale of Common Stock to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

(q)          “Liquidation Event” means a Liquidation Event as defined in the Company’s Certificate of Incorporation as in effect on the date hereof (and without giving effect to any waiver thereof) or the sale, exchange, assignment or other transfer, in each case for value, of at least fifty percent (50%) of the Preferred Shares held by stockholders other than Transferee and his Immediate Family in one or more transactions after the date hereof; excluding (i) transfers by any stockholder to any other individual, corporation, partnership, trust, limited liability company, association or other entity (each, a “Person”) who, directly or indirectly, controls, is controlled by, or is under common control with such stockholder, including without limitation any general partner, managing member, officer or director of such stockholder or any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such stockholder, (ii) transfers by any stockholder to any equity holder or limited partner of such stockholder, or (iii) transfers by any stockholder to any member of such stockholder’s Immediate Family.

(r)           “Outside Date” means the date that is three years and six months following the Date of Grant as set forth in the Summary of Stock Grant, as may be extended pursuant to Section 2(b).

(s)	“Outside Director” means a member of the Board of Directors who is not an Employee.

(t)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)          “Preferred Shares” means issued and outstanding shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share, the Company’s Series A-2 Preferred Stock, par value $0.0001 per share, the Company’s Series B Preferred Stock, par value $0.0001 per share and any other series of the Company’s Preferred Stock in existence from time to time.

(v)	“Restricted Share” shall mean a Transferred Share that is subject to the Forfeiture Condition.

(w)         “Right of First Refusal” shall mean the Company’s right of first refusal set forth in Section 4 of the Stockholders Agreement.

(x)	“SEC” means the Securities and Exchange Commission.

(y)	“Securities Act” means the Securities Act of 1933, as amended.

(z)	“Service” shall mean service as an Employee, Outside Director or Consultant.

(aa)	“Share” means one share of Common Stock.

(bb)       “Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement dated as of April 15, 2014 by and among the Company and its stockholders, as it may be amended from time to time.

(cc)       “Subsequent Transferee” shall mean any Person to whom the Transferee has directly or indirectly transferred any Transferred Shares.

(dd)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ee)       “Summary of Stock Grant” shall mean the document so entitled to which this Agreement is attached.

(ff)	“Transferee” shall mean the individual named in the Summary of Stock Grant.

(gg)       “Transferred Shares” shall mean the Shares acquired by the Transferee pursuant to this Agreement.